The following exhibit is a translation of the original foreign language document, filed pursuant to Regulation S-T, Rule 306(a):
Exhibit 10.38

General Contract of Factoring Financing

(Edition 2013031)

Ningbo Bank

General Contract of Factoring Financing
Standard Provisions
(Edition 2013031)

For the names of factoring bank (Party A) and factoring applicant (Party B), please refer to the subsidiary provisions.

Party B applies for handling the factoring business to Party A with the accounts receivable formed with the purchaser. According to relevant laws and regulations, Party A and Party B have signed this contract through consultation.

Article I Definition
1.1 Unless otherwise stipulated in this contract, the relevant terms in this contract shall be interpreted in accordance with the definition of this article.
1.2 Factoring business: it refers to the accounts receivable financing and relevant comprehensive financial service provided to Party B by Party A because Party B transfers the account receivables caused for sales of commodities to the purchaser, provision of service or other reasons to Party A. among them, if the purchaser fails to pay the accounts receivable financing in full, Party A has the right to pursue the unpaid financing fund in accordance with the agreement of this contract to Party B, which is the factoring business with the right of recourse; if the purchaser fails to pay for the accounts receivable financing in full on time only for the financial or credit reasons (not including the reasons of the commercial disputes between the purchaser and Party B), Party A has no right to pursue the unpaid financing fund, which is the factoring business without the right of recourse.
1.3 purchase and sale or service contract: it refers to the corresponding contract of accounts receivable arising under this contract signed by Party B and the purchaser.
1.4 accounts receivable: it refers to the only, concrete, specific and exclusive legal undisputed creditor’s right arising on the basis of the real, legal transaction and debtor-creditor relationship between Party B and the purchaser which Party B has transferred to Party A.
1.5 The actual amount of accounts receivable invoice: it refers to the amount of the invoice value deducted from the balance after Party B has withdrawn the goods fund.
1.6 Factoring financing: it refers to accounts receivable financing provided by Party A to Party B under this contract.
1.7 Factoring financing quota: it refers to the maximum unliquidated financing balance which Party B is allowed to circulate and use within the agreed period of this contract and Party A agrees to give Party B after inspection.
1.8 Factoring account: it refers to the special account under the supervision of Party A which is opened by Party A according to this contract and used for collecting the accounts receivable, deducting the factoring financing principal and interest (including but not limited to the financing principal, financing interest, default interest, etc., the same below) and all the expenses payable by Party B and the sole legal account receiving the accounts receivable under this contract.
1.9 Balance of factoring: it refers to the remaining funds after the corresponding single factoring financing principal, financing interest, default interest and relevant expenses are deducted from each of accounts receivable deposited in factoring account.

Article II Amount, Duration, Interest Rate and Expenses of Factoring Financing Quota and Single Factoring Financing.

2.1 Party B transfers the creditor’s rights and a related right to Party A. Party A agrees to grant Party B a certain amount of factoring financing. The specific factoring financing currency and amount are detailed in the Annex.
2.2 The term of factoring financing granted by Party A to Party B shall be specified in the Annex. In the performance of the agreement, if a certain loan date and the expiration date are non-bank working days, the agreement shall be extended to the next working day of the bank. The details of the accounts receivable transferred by Party B to Party A are detailed in the Annex.
2.3 If the currency of factoring financing is RMB, please refer to the Annex for the specific method of determining the yearly interest rate of factoring financing. The details are as follows:
2.3.1 The factoring financing annual interest rate is a fixed rate and no adjustment is made during the factoring period.
2.3.2 The factoring financing interest is floating according to above actual factoring days’ related PBOC basic loaning rates. Interest rate conversion formula: daily interest rate = annual interest rate /360.
Specific floating ratio and factoring financing annual interest rate are detailed in the Annex.
Party A shall have the right to adjust the factoring financing interest rate at any time according to the needs of the actual operation without prior notice to Party B. The factoring financing interest rate shall be based on the interest rate provided by Party A when issuing. But for the issued factoring financing, if the currency of factoring financing is RMB, the interest rate of factoring financing is subject to the corresponding receipt for a loan, and it is adjusted as follows only when People's Bank of China adjusts the interest rate and it applies to the factoring financing under this contract:
2.3.2.1 Before the factoring financing is issued, the interest rate is adjusted and applied to the factoring business under this contract. The new factoring financing interest rate is redefined and implemented according to the adjusted interest rate and the corresponding floating proportion base on 2.3.2.
2.3.2.2 After the factoring financing is issued, the interest rate is adjusted and applies to the factoring business under this contract. The interest rate adjustment method of the factoring financing is subject to the corresponding receipt for a loan. The details are as follows:

༈1༉Fixed interest rate: c the original factoring financing interest rate continues to be implemented and interest is not calculated by segmenting;
༈2༉Immediate adjustment: each factoring financing interest rate is adjusted on the day when People's Bank of China newly establishes benchmark interest rate of loan, and is determined according to the benchmark interest rate adjusted this time and the interest rate floating proportion as agreed in Article 2.3, and the new factoring financing interest rate is implemented on the same day, and the interest is calculated by segmenting;
༈3༉Monthly / quarterly / semi-annually / annually adjustment: it refers to the monthly / quarterly / semi-annually / annually adjustment of the corresponding date (if there is no corresponding day, it is the last day of the month / quarter / half a year / year) and the new factoring financing interest rate is determined and executed according to the loan benchmark interest rate when this adjustment is being made (if the benchmark interest rate is adjusted twice or more than twice within the period agreed in this clause, it shall be subject to the benchmark interest rate adjusted in the last time during the period) and the interest floating proportion stipulated in Article 2.3 above; (“monthly / quarterly / semi-annually / annually” in this article are collectively referred to as “period”).
༈4༉Adjustment on January 1 next year: from the beginning of January 1 next year after the date of each loan benchmark interest rate adjustment, the new factoring financing interest rate is determined and executed according to the loan benchmark interest rate after this adjustment (if the benchmark interest rate is adjusted twice or more than twice within one calendar year, it shall be subject to the benchmark interest rate adjusted in the last time during the calendar year) and the interest floating proportion stipulated in Article 2.3 above;
2.4 If the currency of factoring financing is foreign currency, please refer to the subsidiary provisions for the factoring financing interest rate adjustment method.

2.5 Factoring financing interest is calculated from the number of actual days of financing since the date when the financing fund is transferred to the account designated by Party B. Before the date of interest settlement, Party B shall deposit the interest payable into the factoring account and it shall be directly withdrawn from the account by Party A. The payment method of financing principal and interest under this contract shall be subject to the corresponding receipt for a loan. The specific circumstances are as follows:
2.5.1 Equal Principal Plus Interest Prepayment Based on Period is Adopted
2.5.1.1 If the repayment date of each period is the corresponding date of the whole period from the issuing date of factoring financing (if there is no corresponding date, the repayment date is the last date of the end month), the principal and interest of factoring financing should be repaid according to equal amount in each period from the same month of factoring financing issuance, and the calculation formula is:
The amount of principal and interest repaid for each period in equal amount = the principal balance of the factoring financing X interest rate of period* (1+ factoring period interest rate) number of repayment periods / [(1+ interest rate of factoring financing period) number of repayment periods -1]
2.5.1.2 If repayment date of each period is not the corresponding date of the whole period from the issuing date of factoring financing, the calculation formula for the amount of repaid principal and interest of other each period except for the first period and the end period is the same above, and the calculation formula of the amount of repaid principal and interest of the first period and the end period is:
Repayment principal of the first period = the principal balance of the factoring financing X interest rate of period * (1+ factoring period interest rate) number of repayment periods / [(1+ interest rate of factoring financing period) number of repayment periods -1] - the principal balance of the factoring financing X interest rate of period
Repayment interest of the first period= factoring financing principal balance X number of actual days of the first period X daily interest rate
The amount of repayment principal and interest of the first period = the repayment principal of the first period + the repayment interest of the first period.
Repayment principal of the end period = the factoring financing principal balance
Repayment interest of the end period= factoring financing principal balance X the number of actual days of the end period X daily interest rate
Amount of repayment principal and interest of the end period = repayment principal of the end period + repayment interest of the end period.
2.5.2 Equal Principal Repayment Based on Period is Adopted
2.5.2.1 If repayment date of each period is the corresponding date of the whole period from the issuing date of factoring financing (if there is no corresponding date, the repayment date is the last date of the end month), the principal of factoring financing is repaid in equal amount in each period from the same month of factoring financing issuance and the interest of factoring financing is reducing with the principal by periods. The calculation formula is:
Repayment principal per period = factoring financing principal / total number of repayment periods
Repayment interest per period = (factoring financing principal – accumulative paid principal) X interest rate of period
Amount of repayment principal and interest per period = repayment principal per period + repayment interest per period
2.5.2.2 If repayment date of each period is not the corresponding date of the whole period from the issuing date of factoring financing, the calculation formula for the amount of repayment principal and interest of the other periods except for the first and the end periods is the same, and the calculation formula for the amount of factoring financing principal and interest repaid for the first and end periods is:
Repayment principal of the first period = factoring financing principal / total number of repayment periods
Repayment interest of the first period = factoring financing principal balance X number of actual days of the first period X daily interest rate

The amount of repayment principal and interest of the first period = the repayment principal of the first period + the repayment interest of the first period.
Repayment principal of the end period = the factoring financing principal balance
Repayment interest of the end period = factoring financing principal balance X the number of actual days of the end period X daily interest rate
Amount of repayment principal and interest of the end period = the repayment principal of the end period + repayment interest of the end period.
2.5.3 The monthly / quarterly / semi-yearly / yearly interest settlement is adopted, and if the principal is repaid by installment, the interest settlement date is the twentieth day of the month / end month of quarter/ end month of half a year / end month of year. The interest payment day is the next calendar day of the interest settlement date, and the principal of factoring financing is repaid by installment, the number of repayment periods of the factoring financing principal, the amount of the repayment of each period and the date of the repayment shall be subject to the appendix of receipt for a loan.
2.5.4 If the interest is settled monthly / quarterly / semi-yearly / yearly, and the principal and interest are repaid at the expiration, the interest settlement day is the twentieth day of the month / end month of quarter/ end month of half a year / end month of year, the interest payment date is the next calendar day of the interest settlement date, and the principal and interest are repaid at the expiration of factoring financing and the interest is settled with the principal;
2.5.5 If the interest being settled with the principal is adopted, the factoring financing expires and the principal and interest are repaid in one time;
2.6 The specific amount of each factoring financing, the actual date of issuance and the maturity date under this contract shall be subject to the receipt for a loan. Receipt for a loan is an integral part of this contract and has the same legal effect as this contract. When the receipt for a loan is inconsistent with the amount of factoring financing and the term of financing as recorded in the Notice of the Transfer of Accounts Receivable, the receipt for a loan shall prevail.
2.7 For the factoring financing purpose under this contract, please refer to the subsidiary provisions. Without Party A's written consent, Party B shall not make use of the factoring financing funds for other purposes.
2.8 For the factoring financing service charges and its payment method, please refer to the subsidiary provisions.
2.9 When dealing with a single factoring financing business specifically, a List of Accounts Receivable Transfer should be provided.
2.10 Party A has the right to draw from any account opened by Party B in Ningbo Bank and all of its branches the corresponding amount in any currency at any time and notify Party B of the payment of the principal and interest of the factoring financing and any other expenses due under this agreement.
2.11 The "period" in this article is the month or integer multiple of the month, and the corresponding "interest rate of period" is an integer multiple of the annual interest rate /12* months. "End month of quarter" is March, June, September or December; "end month of half a year" refers to June or December; "end month of year" refers to December.

Article III    Recovery, Repurchase and Repayment of the Accounts Receivable
3.1 Party B shall open a factoring account at any branch of Party A or Bank of Ningbo, which is specially used for the recovery of accounts receivable, the deduction of the principal and interest of factoring financing, and the payment of the factoring balance. The specific account information is detailed in the subsidiary provisions. The account is supervised by Party A.
3.2 The recovery method of accounts receivable under this contract is detailed in the subsidiary provisions.
3.3 Repurchase of Accounts Receivable

3.3.1 For the factoring business with right of recourse in accordance with any case as follows, Party B shall repurchase all or part of the accounts receivable under all unliquidated factoring financing of this contract upon the request of Party A:
3.3.1.1 Objection, refusal or underpayment is put forward for accounts receivable under this contract by the purchaser for the goods or any other reason;
3.3.1.2 Party A does not receive the payment from the purchaser on the maturity date of any factoring financing, or the amount of payment by the purchaser is not sufficient to pay off the financing principal, financing interest, default interest and related expenses;
3.3.1.3 Party A exercises its rights in accordance with Article 4.3.
3.3.2 For the factoring business without right of recourse in accordance with any case as follows, Party B should repurchase according to the requirement of Party A:
3.3.2.1 Objection, refusal or underpayment is put forward for the repayment of accounts receivable under this contract by the purchaser for goods or other reasons which are not limited to the finance or credit reasons;
3.3.2.2 Occurrence of trade dispute (including but not limited to disputes in aspect of quality, technology and service), debt dispute and debt recourse between Party B and the purchaser or between Party B and debtor results in the failure of the purchaser to pay to Party A within the period stipulated in the purchase and sale contract or the service contract;
3.3.2.3 Party B makes false statements or fails to perform any promises, warranties or obligations under this contract.
3.3.3 Within 3 days after Party B receives the written notice of Party A's request for repurchase of accounts receivable, Party B repurchases the uncollected accounts receivable upon Party A’s request. The repurchase amount should not be lower than all unliquidated factoring financing principal and interest of Party B and all expenses payable by Party B. the repurchase fund is directly used to repay the factoring financing principal and interest owed by Party B.
3.4 Party A has the right to deduct the funds from the factoring account and directly use it to repay the factoring financing fund that Party B owed. If there is a factoring balance, Party A shall pay the factoring balance to Party B.

Article IV     Rights and Obligations of Party A
4.1 From the date of the entry into force of this contract, the creditor's right of the account receivable is transferred to Party A, and Party A enjoys the ownership related to the account receivable and has the right to obtain the original invoice of accounts receivable under this contract, and has the right to handle the registration procedures of the transfer of the account receivable in the relevant registration institution. Party B shall cooperate with it.
4.2 Party A has the right to understand Party B's production and operation, financial activities, and has the right to require Party B to provide financial and accounting information and production and operation information.
4.3 If Party B violates Article 5.1 to make the statement and guarantee for Party A (no matter whether it has the right of recourse) or one or several cases as follows occur in the factoring business with right of recourse, Party A has the right to identify all the credit of Party B in Party A, including but not limited to the factoring financial, loan, discount, bank acceptance, and draft acceptance, international trade financing, bank’s letter of guarantee and others, to expire in advance, and has the right to adopt, including but not limited to the following methods:(1) reducing, freezing or canceling factoring financing quota, stopping issuing factoring financing; (2) requiring Party B to repurchase the corresponding accounts receivable; (3) declaring that all unpaid factoring financing is immediately due, in which Party B should immediately repay; (4) having the right to draw any money from any account of Party B opened at Bank of Ningbo Co., Ltd. and its branches at any time and using it to repay for the factoring financing principal and interest owed by Party B and all expenses payable by Party B and notifying Party B; (5)terminating this contract and other contracts signed by other parties in advance, refusing to continue to provide factoring financing services for Party B; (6) requiring to add guarantee measures approved by Party A; (7) filing a lawsuit to the people's court and applying for judicial preservation measures, such as sealing up, freezing and deduction, and other asset preservation measures. Meanwhile, Bank of Ningbo Co., Ltd. and its branches also enjoy the above rights against Party B.
༈1༉Party B ceases production, is closed down, is disbanded, is taken over, is declared bankrupt, is shut down for rectification, is cancelled in registration, and the business license is revoked or cancelled;
༈2༉Party B makes false statements or guarantees, or purposely conceals the important facts relating to this contract or provides false materials, information or untrue statements or the provided materials have false information or false statement, vouchers, documents and other materials are provided to Party A within the validity period of this contract;
༈3༉Party B does not repay the factoring financing principal and interest, expenses or any other due debt (including the declared maturity in advance) according to this contract and corresponding receipt for a loan or does not perform other contractual or statutory obligations;
༈4༉Party B fails to make use of factoring financing in accordance with the purpose as stipulated in this contract and the corresponding receipt for a loan;
༈5༉Party B’s disposal of any assets (including but not limited to donation, deliver, transfer, sale at low price) may or have already affected its debt paying ability before repaying the debt;
༈6༉Party B's credit rating has declined, business activities have been difficult and financial conditions have deteriorated;
༈7༉Party B is involved in economic disputes or litigation, or preservation measures are taken for any other assets of Party B, such as being sealed up, frozen or deducted;
༈8༉Party B is prosecuted for alleged offenses or fined, or the legal representative or the main responsible person of Party A is detained, arrested, taken coercive measures, prosecuted, sentenced to a sentence or being fined due to suspected crime;
༈9༉The purchaser fails to perform other contractual or statutory obligations or has other misconducts;
༈10༉Party B’s bad debt rate of the accounts receivable from the purchaser is increasing for accumulative 2 months;
༈11༉Party B’s accounts receivable from the purchaser which have expired and have not yet been recovered account for more than 5% of the balance of the accounts receivable from the purchaser;
༈12༉Party B fails to repurchase accounts receivable in full and on time;
༈13༉The failure of the guarantee contract under this contract, the decrease of the guarantor’s guarantee ability, and the decrease of the value of the collateral and others affect the security of the creditor’s rights under this contract;
༈14༉The guarantor violates the agreement of the guarantee contract;
༈15༉Party B’s affiliated parties and actual controllers have encountered the events listed in (1), (6), (7) and (8) of this clause and have any changes which are not conducive to the realization of the creditor’s right of Party A, and Party B fails to provide guarantee approved by Party A according to Party A’s request separately; (for the definition of the affiliated party, refer to Accounting Criteria for Enterprises No. 36 – Disclosure of Affiliated Parties and its revised version; for the definition of the actual controller, refer to the company Law of the People’s Republic of China and its revised version.
༈16༉Any other event that has a threat to its normal operation of Party B or any other adverse effects on the performance of the repayment obligation of the overdraft capital principal and interest under this contract occur in Party B, in addition to the above events.
4.4 Under the following circumstances, Party A has the right to directly deduct the corresponding fund from the account stipulated in Article 3.1 for the purpose of repaying the factoring financing principal and interest and all expenses payable by Party B. If the balance of the account is insufficient, Party A shall have the right to deduct the corresponding amount from any account opened by Party B in Bank of Ningbo and its branches and shall notify Party B of it (except for the factoring business without the right of recourse):
4.4.1 Party B fails to repay the interest payable in full on the interest settlement date stipulated in this contract;
4.4.2 On the maturity date of factoring financing (including the declared maturity in advance), Party B fails to pay the factoring financing principal and interest payable and all the expenses payable by Party B in full;
4.4.3 The accounts receivable corresponding to factoring financing arrive into the account in advance;
4.4.4 Other circumstances as stipulated in this contract.
4.5 if Party A requires Party B to repurchase in accordance with Article 3.3 of this contract and Party B does not repurchase, Party A shall have the right to exercise the set-off and recourse rights. Party A shall directly deduct the repurchase fund from any account of Party B opened in Bank of Ningbo Co., Ltd. and its branches for the purpose of repaying the owed factoring financing principal and interest of Party B and all expenses payable by Party B and shall notify Party B or exercise the right of recourse.
4.6 Under the factoring business with right of recourse, if the accounts receivable received by Party A are not sufficient to pay the factoring financing principal and interest and all the expenses payable by Party B on the maturity date of factoring financing, Party A has the right to decide whether to exercise the right of recourse against the purchaser or not. If Party A exercises the right of recourse against the purchaser, it shall not affect Party A’s exercise of the right of recourse against Party B, nor shall it affect Party B's performance of the obligation to repurchase.
4.7 If the purchaser fails to repay the accounts receivable on time for more than two consecutive deals (included), Party A shall have the right to stop handling the factoring business for Party B with the accounts receivable under this contract between Party A and the purchaser.
4.8 Party A shall have the right to inform the relevant departments or units for Party B’s illegal behaviors, such as delaying in repayment for overdraft capital principal and interest, avoiding Party A’s supervision, concealing important fact related to the conclusion of this contract or providing false materials and information, and shall have the right to collect through the news media announcement, and Party B shall irrevocably authorize Party A to provide the name of Party B and contact way and other relevant information to the collection institution for the purpose of collection or collect through the news media announcement, and the collection institution and the news media shall have the obligation to keep secrete for the information of Party B, and shall not use Party B’s information beyond the purpose of collection, and at the same time, Party A has the right to investigate the liabilities for the breach of contract against Party B in accordance with the laws, regulations and this contract.
4.9 Without Party A's written consent, Party B shall not repay in advance, repay in several times or delay in repayment.
4.10 Party A shall provide Party B with financing issuance and other services in accordance with this contract. Party A has the right to entrust the Bank of Ningbo Head Office and its other branches, any paying banks and agent banks of the Bank of Ningbo to provide Party B with financing issuance and other services in accordance with this contract. Party B has no objection to this, and promises that the performance of Bank of Ningbo Head Office and its other branches, any paying banks and agent banks shall be deemed to be the performance of Party A. All payment obligations under this contract shall be performed by Party B to Party A, and all rights shall be enjoyed by Party A. If Party B breaks the contract, Party A shall have the right to claim for the credit’s right against Party B.

Article V    Rights and Obligations of Party B
5.1 Party B shall make the following statements and guarantees to Party A:
5.1.1 Party B is a legal person established according to law (or a branch authorized by legal person legally). It has an effective business license and owns its assets in accordance with the law and legally operates its business. It has the right to sign and perform this contract.

5.1.2 All statements and information provided by Party B to Party A are true, accurate and complete without any concealment;
5.1.3 The purchase and sale contract and its corresponding debtor-creditor relationship which the accounts receivable transferred by Party B to Party A are based on are true, legal and effective, without any dispute;
5.1.4 The purchase and sale contract or service contract concluded between Party B and the purchaser does not contain any provisions restricting the transfer of accounts receivable;
5.1.5 The ownership of accounts receivable transferred by Party B to Party A is clear, without any defects, and Party B has not transferred it to any third party, nor has it set any right of pledge for any third party and other right of priority on it;
5.1.6 Without the consent of Party A, Party B does not withdraw, transfer, and pay any fund from the factoring account agreed in Article 3.1, nor does it send orders to withdraw, transfer and pay any fund from the account.
5.2 Party B has the right to require Party A to provide factoring financing in accordance with this contract.
5.3 Party B shall pay the factoring business service charges, the factoring financing principal and interest and all the expenses payable by Party B in accordance with provisions of this contract and the corresponding receipt for a loan, and shall perform the repurchase obligation according to the provisions of this contract.
5.4 Party B shall agree with the purchaser that the returned money of accounts receivable shall be directly transferred into the factoring account by the purchaser by remittance or other methods. For other settlement methods such as the use of bills, if it shall not be directly transferred into the factoring account, Party B shall ensure that it shall be promptly transferred into the factoring account after the receipt of the money.
5.5 Party B should actively cooperate with Party A's investigation and understanding for its production and operation and financial situations, and provide accounting and financial statements and other materials according to Party A's requirements timely.
5.6 Party B shall provide necessary assistance in Party A's collection measures or litigation against the purchaser.
5.7 If the purchaser or any third party provides any form of guarantee to the accounts receivable of Party B and it can be transferred, Party B shall transfer it to Party A; if it cannot be transferred, Party B shall assist Party A to recover the debt when the Party A needs it;
5.8 In addition to the assignment of accounts receivable and related rights to Party A, Party B shall continue to perform all other obligations under the purchase and sale or service contract;
5.9 After the entry into force of this contract, Party B shall not sign any agreement or document which is sufficient to damage the interests of Party A under this contract, or to be engaged in any matter that is sufficient to damage the interests of Party A.
5.10 Party B is responsible for the final repayment of the financing under the factoring business with the right of recourse. No matter what causes Party B to fail to recover the accounts receivable in time and in full, It does not affect Party A to exercise the right of recourse against Party B.
5.11 If Party B takes measures, such as contract, lease, joint stock reform, joint operation, merger, acquisition, separation, joint venture, capital reduction, asset transfer, application for suspension for rectification, application for liquidation, bankruptcy and others which are sufficient to change the debtor-creditor relationship of this contract or affects Party A’s action to realize the creditor’s right of Party A before the completion of redemption of debt under this contract, Party B should notify Party A in writing in 30 days before the above actions are taken. At the same time, Party B should implement the redemption of debt or redeem the debt in advance. Without the written consent of Party A, the above action shall not be taken.
5.12 Except for the above events, in case of occurrence of any other event, including but not limited to any of the circumstances stipulated in Article 4.3 of this contract, which constitutes a threat to the normal operation of Party B or has a negative impact on the performance of the repayment obligation under this contract in Party B, Party B shall notify Party A in writing within 3 days after the occurrence of the above events and situations, and repay or provide guarantee measures approved by Party A. Whether the events and situations stated in this article occur in Party B shall be determined by Party A.

5.13 If Party B’s name, legal representative, legal address, business scope, communication address, contact telephone and other items are changed, Party B should send the written notice and relevant change certificates issued by administration for industry and commerce and other competent departments to Party A within 5 days after the change. Otherwise, all responsibilities and consequences arising from it shall be borne by Party B.
5.14 Party B is obliged to cooperate with Party A's reconciliation work. The collection letter or collecting document delivered directly by Party A to Party B or by mail, etc. shall be immediately received by Party B and the receipt shall be delivered to Party A or sent to Party A within 3 days after the receipt.
5.15 Party B shall complete the registration and / or insurance and other legal procedures in accordance with the law upon Party A’s request, and the guarantee and insurance shall continue to be effective.
5.16 Party B shall bear the related expenses of lawyer service, insurance, transportation, evaluation, registration, safekeeping, appraisal, notarization and deposit, etc. related to this contract and the guarantee under this contract in accordance with the provisions of laws and regulations.

Article VI    Liability for Breach of Contract
6.1 After the entry into force of the contract, Party A and Party B shall perform the obligations stipulated in this contract. Any party who fails to perform or fails to fully perform the agreed obligations or has a breach of contract shall bear the corresponding liability for breach of contract and compensate for the loss to the other party.
6.2 If Party B fails to repay according to the agreement at the expiration of financing of factoring business with the right of recourse (including the declared expiration in advance)and the factoring financing currency is RMB, Party A shall additionally charge a certain proportion of overdue default interest on the level of financing interest rate as agreed in this contract and corresponding receipt for a loan for the overdue financing principal and interest since the overdue day. For the additionally charging proportion of overdue default interest, refer to the subsidiary provisions. If the factoring financing currency is foreign currency, Party A should collect a certain amount of default interest for the overdue financing principal and interest since the overdue day. For the collected default interest, please refer to subsidiary provisions.
6.3 If Party B does not use factoring financing as prescribed in this contract, Party A shall have the right to additionally charge a certain proportion of the misappropriation default interest for misappropriated financing on the level of financing interest rate as stipulated in this contract and the corresponding receipt for a loan since the date of misappropriating the financing fund of Party B. For the additionally charging proportion of the misappropriation default interest, please refer to subsidiary provisions.
6.4 Party A shall have the right to collect compound interest from Party B for Party B’s unpaid interest payable. The compound interest shall be collected for Party B’s unpaid interest payable within the financing time limit according to the rate of corresponding default interest and interest settlement methods stipulated in this contract; for the overdue or misappropriated financing, the compound interest shall be collected for its unpaid interest payables according to the rate of corresponding default interest and interest settlement methods stipulated in this contract.
6.5 If Party B's breach of contract causes Party A to realize the creditor’s right in the way of litigation, Party B shall bear the litigation fee, preservation fee, execution fee, lawyer fee, traveling expense and other expenses to realize the creditor’s right paid by Party A.
6.6 If Party B violates the statements and guarantees in Article 5.1 or fails to perform the obligations as agreed in this contract, besides Party B should bear the default liabilities as agreed in this article above, Party A has the right to take all measures as stipulated in Article 4.3 of this contract at any time.
6.7 Party B shall bear the corresponding liability for breach of contract in violation of any contractual obligations or warranties or promises made in this contract and compensate for the loss of Party A thereto. The scope of compensation includes, but is not limited to, the factoring financing principal, interest, default interest and all expenses of Party A arising from it.

6.8 When the interest rate of factoring financing under the contract is adjusted, the penalty interest rate shall be adjusted automatically on the basis of the adjusted financing interest rate according to the proportion stipulated in Article 6.2 and Article 6.3 of this contract, and it shall be applied with the financing interest rate at the same time and calculated by segments.

Article 7 Validation, Alteration, Rescission and Termination of Contract
7.1 This Contract shall take effect upon both parties’ signing and sealing and shall remain effective until all of Party B’s obligations hereunder are completely performed.
7.2 After this Contract comes into effect, unless otherwise specified in this Contract or any relevant law or regulations, neither party shall alter or rescind this Contract without the other party’s consent. Both parties shall reach written agreement through consultations for the aforesaid purpose. The terms and conditions hereof shall remain effective before the aforementioned written agreement is reached.
7.3 Party A shall have the right to transfer its rights and obligations hereunder without Party B’s consent. Party A’s notice of rights transfer may be issued in writing, published at Party A’s official website , announced on public media, or in any other form approved by the regulatory authority. Notice shall be deemed to have been served once it is announced. Party B shall, after Party A performs the obligation of issuing notice, perform the obligation of benign cooperation with respect to transfer of creditor’s rights, including but not limited to signing relevant contract documents, etc.
In case Party A transfers its creditor’s rights hereunder to any third party, if Party B has corresponding right of defense or set-off against Party A, it shall claim for such right within five working days after the day when notice is served, or else such right shall be deemed null and void.
7.4 Without Party A’s written consent, Party B shall not transfer any of its obligations hereunder to any third party.

Article 8 Application of Law and Dispute Settlement
8.1 The conclusion, effectiveness, interpretation and performance of this Contract as well as dispute settlement shall be governed by the law of the People’s Republic of China (not including the laws of Hong Kong, Macao and Taiwan for the purposes of this Contract).
8.2 Any dispute arising out of the performance of this Contract shall be settled by both parties through consultations. If consultations fail, please refer to the Collateral Terms for the specific methods for dispute settlement.
8.3 During consultations, lawsuit or arbitration, the terms and conditions hereof as not involved in dispute shall still be performed by both parties. Neither party shall refuse to perform any obligation hereunder for the reason that the procedure for dispute settlement is under way.

Article 9 Miscellaneous
9.1 Where either party requests notarization of this Contract, both parties shall jointly apply for notarization to the notary authority and definitely grant this Contract the effect of enforcement. Party B shall bear the notary fee.
9.2 The titles of terms and conditions shall be deemed as references only and shall not constitute an integral part of this Contract. Neither of the terms and conditions hereof shall be interpreted and understood by reference to the title thereof, or be affected or restricted by the title thereof in any form.
9.3 Unless otherwise provided herein or in relevant laws or regulations, if the delinquent party violates or fails to perform any provisions hereof or obligations hereunder at any time, except that the observant party definitely acknowledges in writing, the observant party’s any act, negative act, delay in taking actions or any other measures shall not be deemed as waiving of any of its rights hereunder.
9.4 Service

༈1༉Party B confirms the following address as the address and contact information for the service of Party A’s notice and legal documents on debt collection and lawsuit (arbitration). Such address and contact information shall apply to each and every phase of lawsuit and execution.
༈2༉Party A, the trial court and arbitration authority shall issue notice and legal documents to the following address and contact information. Where there’s no receiver or the mail is rejected, such notice or legal documents shall be deemed to have been served on the day when they are sent back. If a mail is rejected when it is directly served, the process server may record the service process by taking photo or videoing and take into custody the notice or legal documents, which shall be deemed to have been served in this case.
༈3༉Party B acknowledges that Party A, the trial court and arbitration authority may serve documents by text message, fax, e-mail or in any other modern communication forms via the following designated mobile number, fax number or e-mail address. Legal documents shall be deemed to have been served as long as Party A, the trial court or arbitration authority confirms that it has sent the legal documents to the following designated number or address. Any legal documents sent by Party A, the trial court or arbitration authority to the following address for service shall be deemed to have been served three days after the day of delivery.
༈4༉Where Party B provides wrong contact information or fails to timely provide the altered contact information, which results in the failure in serving or sending back notice or legal documents, such notice or legal documents shall be deemed to have been served on the day when they are sent back.
༈5༉Please refer to the Collateral Terms for details on Party B’s contact information.
9.5 Both parties agree to confirm the legal force of phone-call recording and faxes and commit that they may be submitted as evidence to the court, arbitration committee or any other dispute settlement authority. The force of fax shall equal to the force of the original during the transit of the original. The fax number designated by Party B in this Contract shall not be changed at will. If the fax number is changed, Party B shall timely make corresponding written explanations to Party A , or else Party B shall assume any and all liabilities hereby incurred. Any fax sent by Party B shall be the same as the original, or else Party B shall assume the corresponding liabilities.
9.6 Any matter not provided herein shall be settled in accordance with relevant laws and regulations.

Article 10 Hints and Statement
10.1 Party A has asked Party B to get a complete and accurate understanding of the terms and conditions hereof, especially the ones in bold, and has explained corresponding terms and conditions at Party B’s request. Both parties hereto have thoroughly acknowledged and fully comprehended the meanings and legal consequences of the terms and conditions hereof.
10.2 Party B has acknowledged that if the interest rate rises during the financing period, the interest expense will increase if it chooses floating interest rate; if the interest rate drops during the financing period, the interest expense will increase if it chooses fixed interest rate.
10.3 Party B’s special statement: It has paid special attention to the terms and conditions involved in its obligations and those against it, and has confirmed and accepted such terms and conditions.
(The above part is the Standard Terms of this Contract, while the following part is the Collateral Terms of this Contract.)

Collateral Terms of General Factoring Financing Contract
(Edition 2013031)

No. 07500GL20188001

Factoring Bank (Party A): Suzhou Branch of Bank of Ningbo Co., Ltd.
Factoring Applicant (Party B): Mold-Masters (Kunshan) Co., Ltd.

Article 1 Party B applies for Without recourse and Undisclosed Factoring from Party A.

Article 2 Party A grants Party B factoring financing amount is (currency; amount in words) RMB 5,071,484.01; the period is from Nov 30, 2018 (day/month/year) to Feb 4, 2019 (day/month/year).

Article 3 If the factoring financing currency is RMB. The term of factoring financing shall be implemented by fixed interest rate: the yearly rate is 5.0025%
Article 4 The purpose of factoring financing hereunder is purchasing raw material.
Article 5 Party B shall pay service charge for the factoring financing hereunder to Party A in the following Form 1 of RMB 25,357.42.
༈1༉The factoring financing amount hereunder shall be paid to Party A all at once when it is granted.
༈2༉________________________
Article 6 Party B’s factoring account number: 75200122000095578
The receivables hereunder shall be collected in the following Form 2:
(1) Party B shall assist Party A in urging purchasers to timely deposit the receivables into the factoring account provided in Section 3.1 of the Standard Terms.
(2) Party B shall urge purchasers to timely deposit the receivables into the factoring account provided in Section 3.1 of the Standard Terms.
Article 7 If the factoring financing currency is RMB, the charge proportion of overdue fine shall be 50 (in words) percent. If the factoring financing currency is a foreign currency, Party A will charge overdue fine for the overdue principal and interest; the charge proportion of misappropriated overdue fine shall be 80% (in words).
Article 8 Where both parties fail to settle a dispute arising out of performance of this Contract through consultations, such dispute may be settled in the following Form 2:
༈1༉ Institute legal proceedings to the people’s court in the place where Party A is located.
༈2༉Institute legal proceedings to the people’s court in the contract signing place.
Contract signing place: #749 East Ganjiang Rd, Gusu District, Suzhou City
༈3༉Submit dispute to ______________Arbitration Commission for arbitration in accordance with the promulgated effective arbitration rules.
Article 9 Party B’s Contact Information:
Address for mail service: #2 Zhaotian Rd Jingyang Rd, Hefeng, Lujia Town,Kunshan City
Addressee (or receiver): Michael Lu, Finance Director
Tel: 15995601578
Fax No.:
Mobile No.:

E-mail address:
Article 9 This Contract shall be executed in 2 with equal legal effect, 1 for Party A, 1 for Party B, and ______ for the notary authority / registration authority.

Supplementary Terms:

The Standard Terms and Collateral Terms hereof shall constitute an entire contract.

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Party A(official seal)                                    Party B(official seal)
(or special seal for contract)

Legal representative (responsible person)                    Legal representative
or entrusted agent                                        or entrusted agent

Signing date: